CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 14, 2012, relating to the consolidated financial statements, which appears in Vista Gold Corp.'s Annual Report on Form 10-K for the year ended December 31, 2011.

signed "PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, British Columbia, Canada
June 11, 2013